EXHIBIT 10.54
*Certain information omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2(b).
------------------------------------------------------------------------

Agreement, dated as of April 1, 1997, between Interferon Sciences, Inc., a Delaware corporation with principal executive offices at 783 Jersey Avenue, New Brunswick, New Jersey 08901 ("ISI"), and American National Red Cross, a charitable and not-for-profit corporation with principal offices at 8111 Gatehouse Road, Falls Church, Virginia 22042 ("ARC").

WHEREAS, ARC's mission is to provide a safe, reliable, and cost effective supply of blood and blood services;

WHEREAS, ARC is the pre-eminent provider of blood and blood services in the United States, serving more than 3,000 hospitals through the generous donations of some 22,000 people daily;

WHEREAS, ARC, as a by-product of its blood collection activities, collects
buffycoats;       WHEREAS, ISI is a biopharmarceutical company currently engaged in the manufacture and sale of natural source, multi-species alpha interferon ("Natural Alpha Interferon"); and

WHEREAS, ISI wishes to purchase from ARC, and ARC wishes to sell to ISI, buffycoats to be used by ISI in the manufacture of Natural Alpha Interferon; NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, ISI and ARC agree as follows (capitalized terms used and not defined herein have the meanings as defined in Section 8):

1.    Purchase and Sale of Buffycoats

      1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, ISI agrees to purchase from ARC, and ARC agrees to sell to ISI, buffycoats for use in the manufacture of Natural Alpha Interferon.

      1.2 Orders. (a) In each of the first seven months of the Term, ISI shall purchase from ARC, and ARC shall sell to ISI, the number of buffycoats set forth for such month on Schedule 1.2.

      (b) In each of the eighth through twenty-fourth months of the Term, ISI shall purchase from ARC, and ARC shall sell to ISI, at least the number of buffycoats set forth for such month on Schedule l.2 under the heading "Minimum Purchases." Not later than the first day of each of the second through eighteenth months of the Term, ISI shall submit to ARC a purchase order for buffycoats for the sixth succeeding month. If the purchase order relating to any month is for a number of buffycoats (i) less than or equal to the number of buffycoats set forth for such month on Schedule l.2 under the heading "Minimum Sales," such purchase order shall be binding on both parties, and ISI shall purchase from ARC, and ARC shall sell to ISI, the number of buffycoats set forth in such order or (ii) greater than the number of buffycoats set forth for such month on Schedule l.2 under the heading "Minimum Sales," (A) such purchase order shall be binding on both parties with respect to the number of buffycoats set forth for such month on Schedule l.2 under the heading "Minimum Sales," and ISI shall purchase from ARC, and ARC shall sell to ISI, such number of buffycoats,
(B) ARC shall notify ISI, not more than 10 days after its receipt of such purchase order, of the number of buffycoats, if any, ARC is willing to supply in such month in excess of the number of buffycoats set forth for such month on Schedule l.2 under the heading "Minimum Sales," and (C) ARC shall use its commercially reasonable efforts to sell to ISI the number of buffycoats set forth in such notice from ARC.

      1.3 Purchase Price and Payment. (a) The purchase price to ISI for all buffycoats it purchases hereunder shall be determined pursuant to Schedule 1.3.

      (b) As soon as practicable after the end of each of the first eleven months of each Year, ARC shall invoice ISI for buffycoats purchased in such month and the related shipping expenses, with the price per buffycoat determined by assuming that the Buffycoat Number for such Year will equal the Buffycoat Number for such month multiplied by 12. As soon as practicable after the end of the twelfth month of each Year, ARC shall send ISI a final invoice for such Year (the "Final Invoice") in an amount equal to (i) the number of buffycoats purchased in such Year multiplied by the price per buffycoat less (ii) the aggregate amount of the previous eleven invoices for such Year (excluding shipping expenses) plus (iii) the shipping expenses incurred in such month.

      (c) For invoices relating to the first Year, ISI shall pay (i) * % of each invoiced amount in cash within 30 days from the date of such invoice and
(ii) the remaining * % of each invoiced amount (the "Unpaid Amount") as set forth in Sections 1.3(m) and (n).

      (d) If ISI gives ARC, or ARC gives ISI, not later than April 1, 1998 (the "First Anniversary Date"), a notice (the "Equity Election") that it elects to have this sentence apply to invoices relating to the second Year, then for invoices relating to the second Year, ISI shall pay (i) * % of each invoiced amount in cash within 30 days from the date of such invoice and (ii) the Unpaid Amount as set forth in Sections 1.3(m) and (n). If the Equity Election is not made, for invoices relating to the second Year, ISI shall pay 100% of each invoiced amount in cash within 30 days from the date of such invoice.

      (e) If the Market Price on the First Anniversary Date (the "First Anniversary Price") exceeds the Market Price on the date this Agreement is executed (the "Opening Price"), ISI will issue to ARC, as soon as practicable after the First Anniversary Date, a number of shares (the "First Shares") of common stock, par value $.01 per share (the "Common Stock"), of ISI calculated as follows: [(First Anniversary Price - Opening Price) x Formula Share Number] , First Anniversary Price. An illustration of the operation of this Section 1.3(e) and Sections 1.3(f), (m), and (n) is set forth on Schedule 1.3(e).

      (f) If the Equity Election is made and the Market Price (the "Second Anniversary Price") on April 1, 1999 (the "Second Anniversary Date") exceeds the First Anniversary Price, ISI will issue to ARC, as soon as practicable after the Second Anniversary Date, a number of shares (the "Second Shares") of Common Stock calculated as follows: [(Second Anniversary Price - First Anniversary Price) x Formula Share Number] , Second Anniversary Price.

      (g) The calculations set forth in Sections 1.3(e) and (f) shall be subject to the following adjustments:

            (i) In case at any time after the date hereof and prior to the First Anniversary Date (or prior to the Second Anniversary Date if the Equity Election is made) ISI shall subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Formula Share Number in effect immediately prior thereto shall be proportionately increased, and, if the subdivision or dividend shall occur in the first Year, the Opening Price used in the determination pursuant to Section 1.3(e), or, if the subdivision or dividend shall occur in the second Year, the First Anniversary Price used in the determination pursuant to Section 1.3(f), in effect immediately prior thereto shall be proportionately reduced. Conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Formula Share Number in effect immediately prior to such combination shall be proportionately reduced, and, if the combination shall occur in the first Year, the Opening Price used in the determination pursuant to Section 1.3(e), or, if the combination shall occur in the second Year, the First Anniversary Price used in the determination pursuant to Section 1.3(f), as in effect immediately prior to such combination shall be proportionately increased.

            (ii) In case at any time after the date hereof and prior to the First Anniversary Date (or prior to the Second Anniversary Date if the Equity Election is made), ISI shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of its assets, or recapitalization of its capital stock) (each such transaction being herein called a "Transaction" and the consummation date of each such transaction being herein called a "Consummation Date") in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of ISI or common stock or other securities of another corporation or interests in a oncorporate entity or other property (including cash) or any combination of any of the foregoing (the "Transaction Consideration"), then as a condition to the consummation of the Transaction, lawful and adequate provision shall be made so that ARC shall be entitled to receive, (A) if the Consummation Date is prior to the First Anniversary Date, in lieu of First Shares, Transaction Consideration having a fair market value on the First Anniversary Date equal to the amount, if any, by which (I) the fair market value on the First Anniversary Date of the Transaction Consideration a holder immediately prior to the Consummation Date of the Formula Share Number of Common Stock would have been entitled to receive upon the consummation of the Transaction exceeds (II) the product of the Opening Price and the Formula Share Number and (B) if the Consummation Date is after the First Anniversary Date but prior to the Second Anniversary Date and the Equity Election is made, in lieu of Second Shares, Transaction Consideration having a fair market value on the Second Anniversary Date equal to the amount, if any, by which (I) the fair market value on the Second Anniversary Date of the Transaction Consideration a holder immediately prior to the Consummation Date of the Formula Share Number of Common Stock would have been entitled to receive upon the consummation of the Transaction exceeds (II) the product of the First Anniversary Price and the Formula Share Number. As a further condition to the consummation of the Transaction, lawful and adequate provision shall be made so that all of ISI's obligations to pay ARC the Unpaid Amount or any part thereof pursuant to Sections 1.3(m) and (n) shall become the obligations of ISI and of its successor in interest, provided, however, that any amount received pursuant to this Section 1.3(g)(ii) in cash shall be deemed to reduce, to that extent, the amount of any deficiency of the Unpaid Amount which ISI and its successor in interest shall be obligated to pay ARC pursuant to Sections 1.3(m) and (n).

      (h) The issue and sale of the First Shares and Second Shares (collectively, the "Shares") to ARC pursuant to Sections l.3(e) and (f) will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the applicability of Section 4(2) of the Act to the transactions contemplated thereby. In furtherance of such reliance, certificates representing the Shares will bear a restrictive legend to the effect that they may not be sold without registration under the Act, absent an available exemption from the registration provisions of the Act, and appropriate "stop transfer" instructions will be issued to the transfer agent for Common Stock. ARC acknowledges that it has had access to such knowledge about ISI as is customarily found in a registration statement filed under the Act and agrees that it will acquire the Shares for investment and not with a view to distribution and will not sell or otherwise dispose of the Shares except in compliance with the Act, including pursuant to an exemption from registration under the Act which, in the opinion of counsel to ARC, which counsel and opinion are reasonably satisfactory to counsel of ISI, is available for a proposed disposition of any of the Shares.

 .     (i)  ISI shall, at its expense (except as provided in Appendix A), (i) not later than 90 days prior to the First Anniversary Date, file a registration statement (the "First Registration Statement") to register under the Act the resale by ARC of the First Shares, (ii) take all commercially reasonable actions to cause the First Registration Statement to become effective under the Act as expeditiously as possible after the First Anniversary Date, (iii) after the First Registration Statement is declared effective under the Act, furnish ARC with such number of copies of the prospectus (the "First Prospectus") included in the First Registration Statement as ARC may reasonably request to facilitate the resale of the First Shares, (iv) take all commercially reasonable actions to register and qualify the First Shares under such securities laws (other than the Act) or Blue Sky laws of such jurisdictions as shall be reasonably requested by ARC, provided that ISI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (v) take all commercially reasonable actions to (A) cause the First Registration Statement to remain effective under the Act and such state registrations or qualifications to remain effective under such state securities or Blue Sky laws, (B) prepare and file under the Act such amendments and supplements to the First Registration Statement and the First Prospectus as may be necessary to comply with the provisions of the Act and the rules thereunder with respect to the disposition of all securities covered by the First Registration Statement, and (C) file such supplements and amendments to any such state registrations or qualifications as may be necessary to comply with the provisions of such state securities or Blue Sky laws with respect to the disposition of all securities covered by such registration or qualification. The obligations of ISI in the preceding sentence shall terminate at the earlier of (A) such time as ARC owns no First Shares and
(B) such time as, in the view of counsel to ISI concurred in by counsel to ARC, ARC may sell all of the First Shares then held by ARC in the public securities market without registration under the Act pursuant to Rule 144 under the Act (or any successor rule). It shall be a condition precedent to the obligations of ISI under this Section 1.3(i) that ARC shall furnish to ISI such information as requested in writing by ISI regarding ARC, the First Shares held by ARC, and the intended method of disposition of such First Shares as shall be required to effect the registration of the First Shares.

      (j) If the Equity Election is made, ISI shall, at its expense (except as provided in Appendix A), (i) not later than 90 days prior to the Second Anniversary Date, file a registration statement (the "Second Registration Statement," and, together with the First Registration Statement, the "Registration Statements") to register under the Act the resale by ARC of the Second Shares, (ii) take all commercially reasonable actions to cause the Second Registration Statement to become effective under the Act as expeditiously as possible after the Second Anniversary Date, (iii) after the Second Registration Statement is declared effective under the Act, furnish ARC with such number of copies of the prospectus (the "Second Prospectus") included in the Second Registration Statement as ARC may reasonably request to facilitate the resale of the Second Shares, (iv) take all commercially reasonable actions to register and qualify the Second Shares under such securities laws (other than the Act) or Blue Sky laws of such jurisdictions as shall be reasonably requested by ARC, provided that ISI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (v) take all commercially reasonable actions to (A) cause the Second Registration Statement to remain effective under the Act and such state registrations or qualifications to remain effective under such state securities or Blue Sky laws, (B) prepare and file under the Act such amendments and supplements to the Second Registration Statement and the Second Prospectus as may be necessary to comply with the provisions of the Act and the rules thereunder with respect to the disposition of all securities covered by the Second Registration Statement, and
(C) file such supplements and amendments to any such state registrations or qualifications as may be necessary to comply with the provisions of such state securities or Blue Sky laws with respect to the disposition of all securities covered by such registration or qualification. The obligations of ISI in the preceding sentence shall terminate at the earlier of (A) such time as ARC owns no Second Shares and (B) such time as, in the view of counsel to ISI concurred in by counsel to ARC, ARC may sell all of the Second Shares then held by ARC in the public securities market without registration under the Act pursuant to Rule 144 under the Act (or any successor rule). It shall be a condition precedent to the obligations of ISI under this Section 1.3(j) that ARC shall furnish to ISI such information as requested in writing by ISI regarding ARC, the Second Shares held by ARC, and the intended method of disposition of such Second Shares as shall be required to effect the registration of the Second Shares.

      (k) If at any time during the period that ARC owns any Shares an event (an "Event") shall have occurred that has caused the First Prospectus or the Second Prospectus to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, ISI shall promptly (i) give ARC a notice (the "No-Sell Notice") that an Event has occurred, (ii) promptly (or, if in the reasonable judgment of ISI disclosure of the Event would be seriously detrimental to ISI, promptly after disclosure of the Event would not be seriously detrimental to ISI) take all commercially reasonable efforts to cause the First Registration Statement and the Second Registration Statement not to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (iii) give ARC a notice (the "Sell Notice") when the First Registration Statement and the Second
Registration Statement do not contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. ARC shall not sell any Shares pursuant to the First Registration Statement or Second Registration Statement after it has received a No-Sell Notice until it has received a subsequent Sell Notice.

      (l) In addition to the provisions of this Agreement, the provisions of Appendix A are incorporated herein by this reference as fully as if set forth herein and those provisions shall apply with respect to the First Registration Statement and the Second Registration Statement and shall otherwise govern the rights of the parties with respect to the First Shares and the Second Shares. In the event of a Transaction, the foregoing registration rights and the provisions of Appendix A shall apply to any Transaction Consideration received by ARC in lieu of Shares unless, in the opinion of counsel to ISI or its successor, registration is not required for the resale of such Transaction Consideration by ARC, which opinion is concurred in by counsel to ARC.

      (m) If any First Shares or Transaction Consideration are issued, not later than ten business days after the later of (A) the First Anniversary Date and (B) the date that ARC receives a copy of ISI's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, ARC shall give ISI notice whether it elects to sell the First Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(m). If ARC elects not to sell the First Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(m), the First Shares or Transaction Consideration shall constitute full payment for the first Year's Unpaid Amount. If ARC elects to sell the First Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(m), it will cooperate with any reasonable request of ISI in order to maximize the Sales Proceeds. If the Sales Proceeds are less than the first Year's Unpaid Amount, ISI shall promptly pay the deficiency to ARC in cash. If ARC elects to sell the First Shares or Transaction Consideration pursuant to the provisions of this
Section 1.3(m) but cannot do so because the First Registration Statement has not been declared effective under the Act or ARC has received a No-Sell Notice but has not received a subsequent Sell Notice, ISI shall promptly pay the first Year's Unpaid Amount to ARC in cash. At such time as ARC is able to sell the First Shares or Transaction Consideration, ARC shall promptly pay to ISI in cash the lesser of (i) the first Year's Unpaid Amount and (ii) the Sales Proceeds.
If no First Shares or Transaction Consideration are issued, ISI shall pay the first Year's Unpaid Amount to ARC in cash within 30 days from the date of the Final Invoice for the first Year. ISI's obligation to pay the first Year's Unpaid Amount shall remain in full force and effect until fully satisfied by either (iii) the delivery of a written notice by ARC that it elects not to sell the First Shares or Transaction Consideration pursuant to the provisions of this
Section 1.3(m), (iv) the application of the Sales Proceeds of the First Shares or Transaction Consideration to the first Year's Unpaid Amount and receipt from ISI of payment for any deficiency, or (v) the payment of the first Year's Unpaid Amount in cash, in each case as provided for pursuant to this Section 1.3(m).

      (n) If the Equity Election is made and any Second Shares or Transaction Consideration are issued, not later than ten business days after the later of
(A) the Second Anniversary Date and (B) the date that ARC receives a copy of ISI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, ARC shall give ISI notice whether it elects to sell the Second Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(n). If ARC elects not to sell the Second Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(n), the Second Shares or Transaction Consideration shall constitute full payment for the second Year's Unpaid Amount. If ARC elects to sell the Second Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(n), it will cooperate with any reasonable request of ISI in order to maximize the Sales Proceeds. If the Sales Proceeds are less than the second Year's Unpaid Amount, ISI shall promptly pay the deficiency to ARC in cash. If ARC elects to sell the Second Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(n) but cannot do so because the Second Registration Statement has not been declared effective under the Act or ARC has received a No-Sell Notice but has not received a subsequent Sell Notice, ISI shall promptly pay the second Year's Unpaid Amount to ARC in cash. At such time as ARC is able to sell the Second Shares or Transaction Consideration, ARC shall promptly pay to ISI in cash the lesser of (i) the second Year's Unpaid Amount and (ii) the Sales Proceeds. If no Second Shares or Transaction Consideration are issued, ISI shall pay the second Year's Unpaid Amount to ARC in cash within 30 days from the date of the Final Invoice for the second Year. ISI's obligation to pay the second Year's Unpaid Amount shall remain in full force and effect until fully satisfied by either (iii) the delivery of a written notice by ARC that it elects not to sell the Second Shares or Transaction Consideration pursuant to the provisions of this Section 1.3(n), (iv) the application of the Sales Proceeds of the Second Shares or Transaction Consideration to the second Year's Unpaid Amount and receipt from ISI of payment for any deficiency, or (v) the payment of the second Year's Unpaid Amount in cash, in each case as provided for pursuant to this
Section 1.3(n).

2.    Delivery of Buffycoats

      2.1 Shipment and Acceptance of Buffycoats. Buffycoats shall be shipped at ISI's expense from each ARC Blood Services Region (a "Region") to ISI's New Brunswick, New Jersey facility (the "ISI Facility") in such manner as ISI and ARC shall agree. Title to buffycoats shall be transferred to and vest in ISI at the time ISI accepts the buffycoats. ISI shall not be required to accept buffycoats shipped by ARC unless, not later than 3 P.M. on the day following the day such buffycoats are drawn from the blood donor, (a) such buffycoats shall have been received at the ISI Facility and (b) ARC shall have furnished to ISI a written notice certifying (i) the day such buffycoats were drawn from the blood donor, (ii) that ARC tested such buffycoats in accordance with the testing procedures set forth on Schedule 2.1, and (iii) that such buffycoats did not fail any such test procedures. Any buffycoats not accepted by ISI shall be destroyed by ISI in accordance with all applicable laws and ARC requirements and Standard Operating Procedures or, if so requested by ARC, returned to ARC at ARC's expense.

      2.2 Shipment by Regions. Except as set forth in this Section 2.2, ARC shall determine which Regions will ship buffycoats to ISI. If any Region shall produce buffycoats using a process different from that used by the majority of Regions on the date of this Agreement (a "Different Process Region"), ARC shall not ship such buffycoats to ISI unless ISI shall have first determined that such buffycoats are suitable for use in the manufacture of Natural Alpha Interferon. If ARC wants to ship buffycoats produced at a Different Process Region, ARC shall, at its expense, furnish such buffycoats to ISI to enable ISI to determine whether such buffycoats are suitable for use in the manufacture of Natural Alpha Interferon. If ISI shall determine that such buffycoats are suitable for use in the manufacture of Natural Alpha Interferon, ISI shall so notify ARC and ARC shall be permitted to ship to ISI buffycoats produced by such Different Process Region. If ISI shall determine that such buffycoats are not suitable for use in the manufacture of Natural Alpha Interferon, ISI shall so notify ARC and ARC shall not ship to ISI buffycoats produced by such Different Process Region.


      2.3 Timing of Shipments of Buffycoats. ISI and ARC shall cooperate to insure that the buffycoats to be purchased by ISI and sold by ARC are shipped in an orderly manner so as to allow ISI to utilize them efficiently in the manufacture of Natural Alpha Interferon. Without limiting the generality of the
foregoing, (a) ARC shall not ship more than   *   buffycoats to be received by
ISI on any day, unless given written permission by ISI, and (b) if ISI gives ARC written notice (a "No Ship Notice") that the ISI Facility will not be operating on any day or days, ARC shall not ship any buffycoats to be received by ISI on such day or days provided that the No Ship Notice is faxed by ISI to each Region then shipping buffycoats to ISI not later than noon of the day preceding the day such buffycoats are collected. ARC shall furnish to ISI from time to time the fax numbers of the Regions then shipping buffycoats to ISI. If, as a result of a No Ship Notice or No Ship Notices, the number of days in any month of the Term on which ISI is able to receive buffycoats (the "Open Days Number") is less than the number of days set forth for such month on Schedule 1.2 under the heading "Minimum Days" (the "Minimum Days Number"),(c) with respect to the first through seventh months of the Term, the number of buffycoats set forth for such month on
Schedule 1.2 under the heading "Quantity" shall be reduced by the product of (i) the quotient obtained by dividing (A) the number of buffycoats set forth for such month on Schedule 1.2 under the heading "Quantity" by (B) the Minimum Days Number for such month and (ii) the number by which the Minimum Days Number for such month exceeds the Open Days Number for such month, and (d) with respect to the eighth through twenty-fourth months of the Term, the number of buffycoats set forth for such month on Schedule 1.2 under the heading "Minimum Sales" shall be reduced by the product of (i) * and (ii) the number by which the Minimum Days Number for such month exceeds the Open Days Number for such month, and in case of both clauses (c) and (d) ARC shall not be obligated to sell to ISI in such month a number of buffycoats in excess of such reduced number of buffycoats.

3.    Confidential Information

      3.1 Use. All Confidential Information of a party hereto shall be used by the other party only during the Term and solely for the purpose of performing its obligations hereunder.

      3.2 Confidential Treatment. Each party agrees that it will keep confidential the other party's Confidential Information and shall not, without the prior written consent of the other party, disclose or permit the disclosure by it or by its representatives or employees of such Confidential Information, in any manner whatsoever, in whole or in part, except as specifically contemplated by this Agreement, and that such party will only reveal the other party's Confidential Information to such representatives and employees of the receiving party who need to know the Confidential Information for the purpose of performing the obligations of the receiving party hereunder and that such representatives and employees will be informed by the receiving party of and agree with the receiving party to maintain the confidential nature of the Confidential Information.

      3.3 Required Disclosure. Each party agrees that, if such party becomes legally compelled to disclose any of the other party's Confidential Information, it will provide such other party with prompt notice so that such other party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not timely obtained, or such other party waives compliance with the provisions of this Section 3, the party compelled to make such disclosure shall only furnish that portion of the Confidential Information which, on the advice of counsel, it reasonably determines it is legally required to furnish and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

      3.4 Return on Termination. Upon termination of this Agreement, each party shall use its commercially reasonable efforts to return to the other party all Confidential Information acquired by it from such other party and all copies thereof.

      3.5 Injunctive Relief. Each party hereto acknowledges and agrees that any breach by such party of the provisions of this Section 3 could cause irreparable harm to the other party, and that the resulting damages and injuries to such other party might be incalculable and irremediable. Accordingly, the parties agree that, in the event of such breach, the other party shall be entitled to injunctive relief and specific performance of the covenants contained herein, in addition to any other remedy to which it may be entitled in law or equity.

4.    Force Majeure

      Neither party shall be liable for any loss, damage, delay, or failure to perform hereunder resulting from causes beyond its control, including, but not limited to, fire, flood, earthquake, war, embargo, strikes, lockouts, labor troubles, accident, explosion, riot, insurrection, governmental laws or regulations (other than such laws and regulations relating to the sale of securities), taking of its property by governmental authority, quarantine by governmental authority, breakdown of equipment, or shortages of materials or labor or supplies of any kind (other than shortages resulting from a party's failure to order or take reasonable steps to procure such materials, labor, or supplies). If either party shall become aware of any event described in this
Section 4 which could reasonably be expected to affect such party's performance of its obligations hereunder, it shall promptly give notice thereof to the other party.

5.    Representations and Covenants

      5.1   Representations By ARC.  ARC represents and warrants as follows:

            (a) ARC is a charitable and not-for-profit corporation chartered by Congress, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement.

            (b) All necessary corporate proceedings of ARC have been duly taken to authorize the execution, delivery, and performance of this Agreement by ARC. This Agreement has been duly authorized, executed, and delivered by ARC, constitutes the legal, valid, and binding obligation of ARC, and is enforceable as to it in accordance with its terms.

            (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by ARC for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which ARC is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on ARC or to which it or any of its businesses, properties, or assets are subject or any authorizing statute or corporate bylaws of ARC.

      5.2   Representations and Covenants By ISI.

            The following representations and warranties shall be deemed to be given to ARC on the date first above written, on the date an Equity Election is made pursuant to Section 1(d), on the date of a notice by ARC of its election to sell or not to sell the First Shares pursuant to Section 1.3(m), and on the date of a notice by ARC of its election to sell or not to sell the Second Shares pursuant to Section 1.3(n).

            (a) ISI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement. ISI is duly qualified and in good standing as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on its business, properties, or assets.

            (b) All necessary corporate proceedings of ISI have been duly taken to authorize the execution, delivery, and performance of this Agreement by ISI. This Agreement has been duly authorized, executed, and delivered by ISI, constitutes the legal, valid, and binding obligation of ISI, and is enforceable as to it in accordance with its terms. The Shares are and when issued shall be duly authorized and, when issued pursuant to the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and the issuance of such Shares will not violate any preemptive rights of stockholders. ARC will receive good title to the Shares, when issued, free and clear of all liens, charges, security interests, encumbrances, and voting trusts of every kind and nature whatsoever, other than those arising from the actions or failure to act of ARC. No stockholder approval is required for ISI to issue and deliver the Shares to be issued pursuant to this Agreement.

            (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by ISI for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which ISI is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on ISI or to which it or any of its businesses, properties, or assets are subject or any provision of ISI's certificate of incorporation or bylaws.

            (d) As of the date hereof, the authorized capital of ISI consists of (i) 55,000,000 shares of Common Stock, of which approximately 12,285,105 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. All outstanding shares of capital stock are duly and validly issued, fully paid, and nonassessable.

            (e) ISI has delivered to ARC a true and correct copy of ISI's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission (the "Commission""). ISI shall deliver to ARC, promptly as filed, a true and correct copy of each report filed by ISI with the Commission on Form 10-K, 10-Q, or 8-K (collectively, "SEC Reports"), and shall deliver to ARC promptly as mailed a copy of all communications distributed to the holders of its Common Stock (collectively, "Stockholder Communications"). The foregoing obligations shall remain in effect so long as any Shares remain to be issued pursuant to this Agreement. ISI represents and warrants that no SEC Report or Stockholder Communication delivered by ISI to ARC pursuant to this Section 5.2(e) has contained or will contain any untrue statement of a material fact or has omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that ISI shall have no liability for any breach of the representation and warranty set forth in this sentence unless ISI commits a breach thereof by making with scienter any such untrue statement of a material fact or omitting with scienter to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) After the date hereof and prior to the First Anniversary Date (or prior to the Second Anniversary Date if the Equity Election is made), ISI shall not declare a dividend on its outstanding shares of Common Stock payable
(i) in part in shares of Common Stock (the foregoing shall not apply to a dividend on its outstanding shares of Common Stock payable in whole in shares of Common Stock) or (ii) in other securities exchangeable or convertible into Common Stock.

            (g) ISI shall, at its sole expense, keep in force the following policies of insurance (the "Policies") in the amounts specified:

                  (i) a Commercial General Liability Policy with the following conditions to benefit ARC: (A) ARC and its officers, agents, employees, and volunteers are named as additional insureds and (B) the amount of the Policy will be at least $5,000,000 combined single limit for each occurrence;

                  (ii) a Products Liability Policy specifically insuring claims for bodily injury, death, or property damage arising from development of products or professional services (Errors & Omissions) and applicable to the manufacture of any product of ISI, including, but not limited to, coverage for Natural Alpha Interferon, with the following conditions to benefit ARC: (A) ARC and its officers, agents, employees, and volunteers are named as additional insureds and (B) the amount of the Policy will be at least $10,000,000 combined single limit for each occurrence;

                  (iii) Workers' Compensation coverage with statutory limits for each jurisdiction where the work required under this Agreement is performed;

                  (iv) an employers' liability Policy with at least the following limits: $1,000,000 per accident, $1,000,000 per disease, and $1,000,000 disease (each employee); and

                  (v)   such other Policies as may be required by statute.
All such Policies shall be maintained with companies, in forms, and with deductibles reasonably acceptable to ARC and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which the ARC may carry; the Policies will respond to claims brought in domestic or foreign courts of law; the insurance shall be obtained under valid and enforceable Policies issued by insurers licensed in the states in which this Agreement is being carried out; all companies writing the Policies shall be A.M. Best rated A 10 or higher; certificates of insurance evidencing all of the above coverages and conditions (types and amounts) shall be and remain in full force and effect during the term of this Agreement; ISI shall provide ARC with all required certificates of insurance prior to the commencement of services and renewal certificates within ten days of expiration or non-renewal of the Policies required herein, as long as this Agreement is in effect; in the "Cancellation Clause" the certificate shall read "in the event of nonrenewal of policies, cancellation, or material change in the coverage provided, not less than thirty
(30) days prior written notice will be furnished to ARC prior to the date of nonrenewal, cancellation, or change;" and the liabilities assumed in this Agreement will be insured by such Policies and the full limits of such Policies will be available to protect ISI and ARC from such liabilities (subject to impairment of annual aggregate Policy limits by claims filed prior to ARC's claims). ARC acknowledges and agrees that the Policies listed on Appendix B satisfy ISI's obligations under this Section 5.2(g) to the extent information about such Policies is set forth on Appendix B.

      (h) ISI will comply with all applicable laws, rules, regulations, and recommendations of the United States Food and Drug Administration, Environmental Protection Agency, Occupational Safety and Health Administration, and any other federal, state, or local regulatory agency having jurisdiction over biomedical operations or the manufacturing of Natural Alpha Interferon.

      5.3 Limitations. Neither party makes any warranties, express or implied, other than those expressly made in this Agreement. All other warranties, express or implied, including, without limitation, the implied warranties of merchantability and fitness for a particular purpose, are hereby disclaimed.

6.    Termination

      6.1 Rights to Terminate. This Agreement may be terminated prior to the scheduled end of the Term by a party (the "terminating party") as follows, by notice as provided in Section 6.2:

            (a) by either party, if the other party shall breach in any material respect any of its material obligations under this Agreement and such breach, if capable of being cured, shall not have been cured within 90 days after notice of such breach to the breaching party from the terminating party or, if such breach is capable of being cured but not within such 90-day period, then within such period as is reasonably necessary to effect a cure so long as the breaching party diligently pursues such cure during such extended period; or

            (b) by either party upon the entry of a decree or order by a court having jurisdiction adjudging the other party a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such other party, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by such other party of a voluntary case under any such law, as now or hereafter constituted, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any such law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of it or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such other party in furtherance of any such action.

      6.2   Notice of Termination.  Notice of termination in accordance with
Section 6.1 may be given by the terminating party, in the case of termination in accordance with (a) Section 6.1(a), at any time after the end of the period during which the other party has the right to cure the breach giving rise to such right of termination and provided such breach has not been cured at the date of the giving of such notice or (b) Section 6.1(b), at any time after occurrence of the event giving rise to such right of termination.

      6.3 Contested Termination. If either party shall give notice of termination of this Agreement pursuant to Section 6.2 and the other party shall, within five days of receipt of such notice, commence legal proceedings contesting the terminating party's right to so terminate this Agreement, the parties shall continue to perform under this Agreement until the resolution of such controversy.

      6.4 Effect of Termination. Termination, expiration, cancellation, or abandonment of this Agreement through any means or for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. The obligations of the parties in Sections 3, 5.2(e), 6.4, 7, and 9, all obligations of the parties set forth in Section 1 and in Appendix A hereto relating to the registration and sale of shares of Common Stock and/or other securities, and any representation or warranty made herein or in Appendix A shall survive any termination of this Agreement.

7.    Indemnification

      7.1 Indemnification of ARC by ISI. ISI agrees to indemnify, defend, and hold ARC and its directors, officer, employees, volunteers, and agents harmless from and against all liability, expense (including court costs and reasonable attorneys' fees), and claims for bodily injury, death, or property damage, which ARC may incur, suffer, become liable for, or which may be asserted or claimed against ARC as a result of (a) the acts, errors, or omissions of ISI or its directors, officers, employees, contractors, subcontractors, agents, customers, or clients as a result of or while performing its obligations hereunder or arising otherwise from the use, testing, or handling by ISI of ARC's buffycoats or (b) the development, manufacture, sale, distribution, and use of Natural Alpha Interferon or any other product derived, in whole or in part, by ISI from ARC's buffycoats, including, but not be limited to, with respect to both clause
(a) and clause (b), (i) workers compensation claims of ISI's employees which may arise from their handling of the buffycoats; (ii) claims ISI employees may personally make against ARC; (iii) any claim for damages arising from any subrogation attempt against ARC by ISI's insurers; and (iv) any claim against ARC, direct or indirect, arising in any manner from the provision by ISI to any customer of ISI, Natural Alpha Interferon, whether such claim is made in a domestic court of law or foreign court of law; provided, however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such liability, expense, or claim if such settlement is effected by ARC or another person indemnified under this Section 7.1 without the consent of ISI (which consent shall not be unreasonably withheld), nor shall ISI be responsible to ARC for any wrongful or negligent act or omission of ARC or its directors, officers, agents, or employees.

      7.2 Indemnification of ISI by ARC. ARC agrees to indemnify, defend, and hold ISI and its directors, officer, employees, volunteers, and agents harmless from and against all liability, expense (including court costs and reasonable attorneys' fees), and claims for bodily injury, death, or property damage, which ISI may incur, suffer, become liable for, or which may be asserted or claimed against ISI as a result of any negligent act or omission of ARC or its directors, officers, agents, or employees; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such liability, expense, or claim if such settlement is effected by ISI or another person indemnified under this Section 7.2 without the consent of ARC (which consent shall not be unreasonably withheld), nor shall ARC be responsible to ISI for any wrongful or negligent act or omission of ISI or its directors, officers, agents, or employees.

      7.3 Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7. Notwithstanding the foregoing, this Section 7.3 shall not be applicable to any claim for indemnification under Section 7.1 or 7.2 to the extent that this
Section 7.3 conflicts with or is inconsistent with the terms of any insurance policy of ARC or ISI covering such claim.

      7.4   Indemnification Not Exclusive.  The indemnification provided in this
Section 7 shall not be deemed exclusive of any other rights to which the parties may be entitled.

      7.5 Relationship With Appendix A. Each party agrees that with respect to any litigation or claim covered by the indemnifications in Appendix A, Appendix A shall govern and not this Section 7. Each party agrees that with respect to any litigation or claim not covered by the indemnifications in Appendix A, this Section 7 shall govern and not Appendix A.

8.    Definitions

      As used in this Agreement, the following terms shall have the following meanings:

      8.1 "Affiliate" of any person shall mean any other person which controls, is controlled by, or is under common control with such specified person, where "control," including the terms "controlling" and "controlled," means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise.

      8.2 "Buffycoat Number" for any period shall mean (a) the number of buffycoats that ISI is obligated to purchase from ARC, and ARC is obligated to sell to ISI, in that period plus (b) the number of buffycoat that ARC sells to ISI pursuant to Section 1.2(b)(ii)(C) in that period.

      8.3 "Confidential Information" shall mean all information and data which is provided by either party to the other hereunder and either marked as confidential or which the disclosing party otherwise informs the receiving party is confidential, excluding any such information or data which (a) is known to the recipient before receipt thereof as evidenced by its written records, (b) is or becomes available to the receiving party on a nonconfidential basis from a source which, to the receiving party's knowledge, is not prohibited from disclosing such information to the receiving party by a legal, contractual, or fiduciary obligation to the other party, or (c) is or becomes publicly available other than as a result of a disclosure by the receiving party or its representatives or employees.

      8.4   "Formula Share Number" shall be   *    shares, subject to adjustment
from time to time pursuant to Section 1.3(g)(i).

      8.5 "Market Price" on any date shall be deemed to be the average of the daily Closing Price (as hereinafter defined) per share of Common Stock for the 30 consecutive trading days immediately preceding the day in question, after appropriate adjustment for stock splits, stock dividends, and similar events occurring within said 30-day period, and the "Closing Price" per share of Common Stock for each day shall be (a) the closing sale price per share of Common Stock on such day as reported on the composite tape of such national securities exchange as shall then be the primary market for the Common Stock or (b) if the Common Stock shall not then be listed or admitted to trading on any national securities exchange or if the Common Stock shall then be so listed or admitted to trading on a national securities exchange but that shall not then be the primary market for the Common Stock, the closing sale price per share of the Common Stock on such day as reported by Nasdaq or a comparable system or (c) if not determinable as aforesaid, the mean between the highest and lowest bid prices reported on such day by market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization.

      8.6 "Sales Proceeds" shall be the amount received by ARC from the sale of the First Shares or Second Shares, as the case may be, less all expenses of sale incurred by ARC.

      8.7 "Term" shall mean the period from the date hereof to March 31, 1999 or such earlier date on which this Agreement may be terminated pursuant to
Section 6.

      8.8 "Year" shall mean each of the 12-month periods commencing April 1, 1997 and April 1, 1998.

      8.9 All references herein to Sections and Schedules shall mean Sections of and Schedules to this Agreement unless otherwise specified.

9.    Miscellaneous

      9.1 Payments. All cash payments to be made hereunder shall be made by check or wire transfer. In the event a party shall reasonably dispute any amounts claimed to be owed hereunder, such amounts shall not be deemed due until such dispute is resolved, but any amounts not in dispute shall be deemed due.

      9.2 Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

      9.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.3). Any notice given to (a) ISI (fax number (908) 249-6895) shall be to the attention of Vice President, Manufacturing with a copy to General Counsel or (b) ARC (fax number 703-312-5848) shall be to the attention of Vice President, Manufacturing with a copy to General Counsel. Any notice or other communication given by certified mail shall be deemed given five days after the time of mailing thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section
9.3 shall be deemed given at the time of receipt thereof.

      9.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors in interest.

      9.5 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 9.4).

      9.6 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.8 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party; provided, that (a) the rights but not obligations of any party herein may be assigned to one or more of such party's Affiliates, (b) either party may cause any Affiliate to perform on its behalf any of such party's obligations, and (c) either party may assign all of its rights and obligations to any purchaser of all or substantially all of the assets of the part of such party's or its Affiliates' business which relates to the subject of this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

      9.9 Modification. This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter (including agreements between individual ARC blood centers and ISI), and may be modified only by a written instrument duly executed by each party.

      9.10 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be valid, illegal, or unenforceable, had never been contained herein.

      9.11 Waiver. Any waiver by either party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      9.12  Jurisdiction.   Each of the parties hereby irrevocably consents to
the jurisdiction of the courts of the State of New Jersey or the Commonwealth of Virginia and of any federal court located in such State or Commonwealth in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. In any such action or proceeding, each of the parties waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section
9.3. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceedings or as may be ordered by the court, each of the parties shall appear or answer such summons, complaint, or other process. Should any of the parties so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered by the other party against such party for the amount as demanded in any summons, complaint, or other process so served.

      9.13 Public Announcements. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby without first consulting with and (unless such press release or statement is required by applicable law or the requirements of any listing agreement with any applicable stock exchange or inter-dealer quotation system) obtaining the consent of the other party, which consent shall not be unreasonably withheld. ISI shall not use ARC's emblem without ARC's prior written consent.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                    AMERICAN NATIONAL RED CROSS

                                    By:   /s/ Niall M. Conway
                                          Niall M. Conway
                                          Vice President, Manufacturing


                                    INTERFERON SCIENCES, INC.

                                    By:   /s/ Lawrence M. Gordon
                                          Lawrence M. Gordon
                                          Chief Executive Officer



                                   Schedules


Schedule 1.2            Buffycoat Quantities

Schedule 1.3            Buffycoat Pricing

Schedule 1.3(e)         Illustration of Equity Provisions

Schedule 2.1            Buffycoat Testing Procedures





                                                       Schedule 1.2

                             BUFFYCOAT QUANTITIES


                            Quantity                        Minimum Days

Month  1                      *                                   *
Month  2                      *                                   *
Month  3                      *                                   *
Month  4                      *                                   *
Month  5                      *                                   *
Month  6                      *                                   *
Month  7                      *                                   *


            Minimum Purchases        Minimum Sales          Minimum Days

Month  8                *                 *                       *
Month  9                *                 *                       *
Month 10                *                 *                       *
Month 11                *                 *                       *
Month 12                *                 *                       *
Month 13                *                 *                       *
Month 14                *                 *                       *
Month 15                *                 *                       *
Month 16                *                 *                       *
Month 17                *                 *                       *
Month 18                *                 *                       *
Month 19                *                 *                       *
Month 20                *                 *                       *
Month 21                *                 *                       *
Month 22                *                 *                       *
Month 23                *                 *                       *
Month 24                *                 *                       *



                                                          Schedule 1.3

                              BUFFYCOAT PRICING


Buffycoat Number for Year           Price per Buffycoat


      *                                   *
      *                                   *
      *                                   *
      *                                   *
      *                                   *
      *                                   *



                                                       Schedule 1.3(e)

Illustration of the workings of the equity provisions of the agreement between Interferon Sciences, Inc. and the American National Red Cross.

Assumptions (1)






      *






Calculations



      *







_________________________
(1) For illustrative purposes only. The actual numbers may differ materially from the numbers shown.


                                                                Schedule 2.1

                           BUFFYCOAT TESTING PROCEDURES



                          *


                                      Appendix A


   This Appendix A to the Agreement, dated as of April 1, 1997, between Interferon Sciences, Inc., a Delaware corporation, and American National Red Cross, a charitable and not-for-profit corporation (the "Agreement"), is incorporated by reference in the Agreement as if fully set forth therein and for all purposes shall be considered a part of the Agreement. The terms defined in the Agreement shall have their defined meanings when used herein.


1.    Expenses of Registration.

      All expenses, other than underwriting discounts and commissions, incurred in connection with the Registration Statements or pursuant to Section 1.3(i)(iv) or 1.3(j)(iv) of the Agreement, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for ISI, shall be borne by ISI.

2.    Indemnification.

      In the event any Shares or Transaction Consideration are registered under a Registration Statement:

      (a) ISI will indemnify and hold harmless ARC, any underwriter (as defined in the Act) for ARC, and each person, if any, who controls ARC or such underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by ISI of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and ISI will pay to ARC and each such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, including without limitation any governmental investigation relating to any such alleged Violation; provided, however, that the indemnity agreement contained in this Section 2(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of ISI (which consent shall not be unreasonably withheld), nor shall ISI be liable to any person entitled to be indemnified pursuant to this Section 2(a) for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any person entitled to be indemnified pursuant to this Section 2(a) expressly for use in connection with such Registration Statement.

      (b) ARC will indemnify and hold harmless ISI, each of its directors, each of its officers who has signed such Registration Statement, each person, if any, who controls ISI within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by ARC expressly for use in connection with such Registration Statement; and ARC will pay to each person entitled to be indemnified pursuant to this Section 2(b), as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, including without limitation any governmental investigation relating to any such alleged Violation; provided, however, that the indemnity agreement contained in this
Section 2(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ARC, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity obligation under this Section 2(b) (together with any obligation to contribute under Section 2(d)) exceed the gross proceeds from the offering received by ARC.

      (c) Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action (including any governmental action or investigation), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.

      (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to this Section 2 but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Section 2 expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then ISI (including for this purpose any contribution made by or on behalf of any director of ISI, any officer of ISI who signed any such Registration Statement, and any controlling person of ISI), as one entity, and ARC (including for this purpose any contribution by or on behalf of a party indemnified under
Section 2(a)), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of ISI and ARC in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by ISI or by ARC, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. ISI and ARC agree that it would be unjust and inequitable if the respective obligations of ISI and ARC for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if ARC and the other parties indemnified under Section 2(a) were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2, each person, if any, who controls ARC or any underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act and each officer, director, partner, employee, and agent of ARC or such underwriter or control person shall have the same rights to contribution as ARC or such underwriter or control person and each person, if any, who controls ISI within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, each officer of ISI who shall have signed any such registration statement, and each director of ISI shall have the same rights to contribution as ISI, subject in each case to the provisions of this Section 2. Anything in this Section 2 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, provided that such consent may not be unreasonably withheld. This Section 2 is intended to supersede any right to contribution under the Act, the 1934 Act, or otherwise.

      (e) The obligations of ISI and ARC under this Section 2 shall survive the completion of any offering of Shares or Transaction Consideration in a Registration Statement.

3.    Reports Under the 1934 Act.

      With a view to making available to ARC the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit ARC to sell securities of ISI to the public without registration or pursuant to a registration on Form S-3, ISI agrees to:

      (a) make and keep available adequate current public information with respect to ISI as shall be required to comply with the provisions of Rule 144(c), including by filing in a timely manner all reports and other documents required to be filed by ISI under the Act and the 1934 Act;

      (b) furnish to ARC, so long as ARC owns any Shares or Transaction Consideration, forthwith upon request (i) a written statement by ISI that it has complied with the reporting requirements of the Act and the 1934 Act in such a manner as to meet the requirements of Rule 144(c), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of ISI and such other reports and documents so filed by ISI, and (iii) such other information as may be reasonably requested in availing ARC of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

4.    Expenses.

      If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.